UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Effective July 17, 2014, the Investors affiliated with Great Point Partners, LLC (“GPP”) party to the Exchange Agreement with WaferGen Bio-systems, Inc. (the “Company”) dated as of August 27, 2013 (the “Exchange Agreement”) executed a waiver letter pursuant to which such Investors unconditionally, permanently and irrevocably waived their rights under the Exchange Agreement to designate two individuals to serve on the Company’s board of directors.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 17, 2014, Alnoor Shivji resigned as a director of the Company.

Item 8.01 Other Events

On July 18, 2014, the Company issued a press release reporting the appointment of Ivan Trifunovich as chairman of the board and the appointment of Joel Kanter as lead independent director. The press release is filed herewith as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: July18, 2014	By:	/s/ IVAN TRIFUNOVICH
Ivan Trifunovich
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 18, 2014, issued by WaferGen Bio-systems, Inc.